Exhibit 10.1

DEMAND NOTE

$50,000,000.00	February 4, 2008

FOR VALUE RECEIVED, the undersigned, HIBBETT SPORTS, INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of BANK OF AMERICA, N.A. (“Lender”), at its office set forth on the signature page (or at such other place as Lender may designate from time to time), in lawful money of the United States of America and in immediately available funds, the principal amount of $50,000,000.00 or such lesser amount as shall equal the aggregate unpaid principal amount of advances (each a “Loan” and collectively the “Loans”) made by Lender to Borrower under this Demand Note (this “Note”), and to pay interest on the unpaid principal amount of the Loans at the rate per annum and on the dates specified below.  Borrower acknowledges and agrees that Lender has not committed to extend credit to Borrower and each Loan shall be made at the sole discretion of Lender.

Each Loan shall bear interest at a rate per annum equal to the BBA LIBOR Daily Floating Rate plus .375%.  The BBA LIBOR Daily Floating Rate is a fluctuating rate of interest equal to the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by Lender from time to time) as determined for each banking day at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a one month term, as adjusted from time to time in Lender’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs.  If such rate is not available at such time for any reason, then the rate for that interest period will be determined by such alternate method as reasonably selected by Lender.  A “London Banking Day” is a day on which banks in London are open for business and dealing in offshore dollars.

Each Loan, and accrued and unpaid interest thereon, shall be due and payable on demand, or if no demand is sooner made, on December 31, 2008.  Interest owing on any Loan shall also be payable monthly on the first day of each month, commencing on the first day of the first month after funding of such Loan and then on the first day of each month until payment in full of such Loan.  Lender may, to the extent any payment is not made when due hereunder, charge from time to time against any or all of Borrower’s accounts with Lender any amount so due.

Interest shall be computed on the basis of a year of 360 days and the actual days elapsed (including the first day but excluding the last day).  Overdue principal and, to the extent permitted by applicable law, interest shall bear interest, payable upon demand, for each day from and including the due date but excluding the date of actual payment at a rate per annum equal to the sum of (a) the rate of interest otherwise provided under this Note plus (b) 2%.  Whenever any payment under this Note is due on a day that is not a day Lender is open to conduct substantially all of its business, such payment shall be made on the next succeeding day on which Lender is open to conduct substantially all of its business, and such extension of time shall in such case be included in the computation of the payment of interest.

The date, amount, interest rate, and, if applicable, the date of demand of each Loan, and each payment of principal and interest hereon, shall be recorded by Lender on its books, which recordations shall, in the absence of manifest error, be conclusive as to such matters; provided, that the failure of Lender to make any such recordation or any error therein shall not limit or otherwise affect the obligations of the Borrower hereunder.

Borrower may prepay each Loan, in whole or in part, at any time or from time to time without premium or penalty.

Notwithstanding anything to the contrary contained herein, if a petition shall be filed by or against the Borrower under any law relating to bankruptcy, reorganization, or insolvency, then the outstanding principal and accrued and unpaid interest on this Note, together with all other amounts payable hereunder, shall become immediately due and payable.

Borrower hereby waives presentment, protest, demand, notice of demand, notice of intent to accelerate and any other notice of any kind in connection with this Note.

Borrower represents and warrants to Lender that:  (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organizations; (b) the execution, issuance and delivery of this Note and each other document or instrument executed and delivered in connection herewith (i) are within Borrower’s powers, (ii) have been duly authorized, (iii) do not result in the breach of or constitute a default under any indenture, agreement, instrument or undertaking to which Borrower is a party or by which it or its property may be bound or affected, and (iv) are not in violation of law or regulation or of the terms of Borrower’s organizational papers; (c) this Note and each other document or instrument executed and delivered in connection herewith are valid, binding and enforceable in accordance with their respective terms; (d) the proceeds of the Loans shall be used solely for general corporate purposes; provided, however, that Borrower shall not use any part of the proceeds of any Loan to purchase or carry any margin stock (other than its own stock) within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any margin stock; and (e) the person or persons extending this Note on behalf of Borrower are duly appointed officers or other representatives of Borrower with authority to execute and deliver this Note on behalf of Borrower.  The request of Borrower for a Loan and the receipt by Borrower of the proceeds thereof shall be deemed a representation by Borrower that as of the date of such request and receipt all representations and warranties contained herein shall be true and correct and with the same force and effect as though such representations and warranties had been made on and as of the date of such request and receipt.

No failure or delay by Lender in exercising, and no course of dealing with respect to, any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.  The rights and remedies of Lender provided herein shall be cumulative and not exclusive of any other rights or remedies provided by law.  If any provision of this Note shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof.  Except as set forth herein or therein, no provision of this Note may be modified or waived except by a written instrument signed by Lender and Borrower.  Time is of the essence of this Note.

Borrower will indemnify and hold Lender harmless from any losses, liabilities, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (a) any inaccurate representation made by Borrower in this Note, or (b) any breach of any of the warranties or other obligations of Borrower under this Note.  This indemnity includes but is not limited to attorneys’ fees (including the allocated cost of in-house counsel).  This indemnity extends to Lender, its affiliates and the partners, directors, officers, employees, agents and advisors of Lender and of Lender’s affiliates.  This indemnity will survive repayment of Borrower’s obligations to Lender under this Note.  All sums due to Lender pursuant to this paragraph shall be due and payable upon demand.

This Note shall be binding upon Borrower and its successors and assigns and inure to the benefit of Lender and its successors and assigns, provided, however, that no obligations or rights of Borrower hereunder can be assigned without the prior written consent of Lender.  Lender may assign to one or more banks or other entities all or any part of, or may grant participations to one or more banks or other entities in or to all or any part of, this Note, any other document or instrument executed or delivered in connection herewith or any Loan or Loans hereunder and its rights or obligations hereunder or thereunder.  Borrower agrees that Lender may disclose to any assignee or purchaser, or any prospective assignee or purchaser, any and all information in Lender’s possession concerning Borrower, this Note, any guarantor of this Note and any security for this Note.

Borrower shall pay on demand all costs and expenses (including reasonable attorneys’ fees and the allocated costs of internal counsel) incurred by Lender in connection with the enforcement or attempted enforcement of this Note.

All notices required under this Note shall be in writing and shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to Borrower or Lender, as the case may be, at its address set forth below, or sent by facsimile to the facsimile number set forth for such party below, or to such other addresses or facsimile numbers as Lender and Borrower may specify from time to time in writing.  Notices and other communications sent by (a) first class mail shall be deemed delivered on the earlier of actual receipt or on the fourth business day after deposit in the U.S. mail, postage prepaid, (b) overnight courier shall be deemed delivered on the next business day after deposit with the overnight courier, (c) other methods of hand-delivery (including telegram, lettergram or mailgram) shall be deemed delivered when delivered, and (d) facsimile shall be deemed delivered when transmitted.

As used in this Note and for purposes of Section 7-4-2 of the Official Code of Georgia Annotated, the term “interest” does not include any fees (including, but not limited to, any loan fee, periodic fee, unused commitment fee or waiver fee) or other charges imposed on Borrower in connection with the indebtedness evidenced by this Note, other than the interest described above.  In no event shall the amount or rate of interest due and payable under this Note exceed the maximum amount or rate of interest allowed by applicable law and, in the event any such excess payment is made by Borrower or received by Bank, such excess sum shall be credited as a payment of principal (or if no principal shall remain outstanding, shall be refunded to the Borrower).  It is the express intent hereof that Borrower not pay and Bank not receive, directly or indirectly, interest in excess of that which may be lawfully paid under applicable law including the usury laws in force in the State of Georgia.

This Note shall be governed by and construed in accordance with the laws of the State of Georgia and the applicable laws of the United States of America, without regard to principles of conflict of laws.

This paragraph, including the subparagraphs below, is referred to as the “Dispute Resolution Provision.”  This Dispute Resolution Provision is a material inducement for Bank and Borrower entering into this Note.

(a)
This Dispute Resolution Provision concerns the resolution of any controversies or claims between the Lender and Borrower, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to:  (i) this Note (including any renewals, extensions or modifications); or (ii) any document related to this Note (collectively a “Claim”).  For the purposes of this Dispute Resolution Provision, the term “Lender” shall include any parent corporation, subsidiary or affiliate of Lender involved in the servicing, management or administration of any obligation described or evidenced by this Note.

(b)
At the request of Borrower or Lender, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the “Act”).  The Act will apply even though this Note provides that it is governed by the law of a specified state.

(c)	Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American

Arbitration Association or any successor thereof (“AAA”), and the terms of this Dispute Resolution Provision.  In the event of any inconsistency, the terms of this Dispute Resolution Provision shall control.  If AAA is unwilling or unable to (i) serve as the provider of arbitration or (ii) enforce any provision of this arbitration clause, the Lender may designate another arbitration organization with similar procedures to serve as the provider of arbitration.

(d)
The arbitration shall be administered by AAA and conducted, unless otherwise required by law, in Atlanta, Georgia.  All Claims shall be determined by one arbitrator; however, if Claims exceed $5,000,000, upon the request of Borrower or Lender, the Claims shall be decided by three arbitrators.  All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing.  However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days.  The arbitrator(s) shall provide a concise written statement of reasons for the award.  The arbitration award may be submitted to any court having jurisdiction to be confirmed and have judgment entered and enforced.

(e)
The arbitrator(s) will give effect to statutes of limitation in determining any Claim and may dismiss the arbitration on the basis that the Claim is barred.  For purposes of the application of any statutes of limitation, the service on AAA under applicable AAA rules of a notice of Claim is the equivalent of the filing of a lawsuit.  Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s), except as set forth at subparagraph (h) of this Dispute Resolution Provision.  The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Note.

(f)
This paragraph does not limit the right of Borrower or Lender to:  (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment or a receiver, or additional or supplementary remedies.

(g)	The filing of a court action is not intended to constitute a waiver of the right of Borrower or Lender, including the suing party, thereafter to require submittal of the Claim to arbitration.

(h)
Any arbitration or trial by a judge of any Claim will take place on an individual basis without resort to any form of class or representative action (the “Class Action Waiver”).  Regardless of anything else in this Dispute Resolution Provision, the validity and effect of the Class Action Waiver may be determined only by a court and not by an arbitrator.  Borrower and Lender acknowledge that the Class Action Waiver is material and essential to the arbitration of any disputes between Borrower and Lender and is nonseverable from the agreement to arbitrate Claims.  If the Class Action Waiver is limited, voided or found unenforceable, then the parties’ agreement to arbitrate shall be null and void with respect to such proceeding, subject to the right to appeal the limitation or invalidation of the Class Action Waiver.  Borrower and Lender acknowledge and agree that under no circumstances will a class action be arbitrated.

(i)	By agreeing to binding arbitration, Borrower and Lender irrevocably and voluntarily waive to the extent permitted by applicable law any right they may have to a trial by jury in respect of any Claim.  Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive to the extent permitted by applicable law any right they may have to a trial by jury in respect of such Claim.  This waiver of jury trial shall remain in effect even if the Class Action Waiver is limited, voided or found unenforceable.  WHETHER THE CLAIM IS DECIDED BY ARBITRATION OR BY TRIAL BY A JUDGE, BORROWER AND LENDER AGREE AND UNDERSTAND THAT THE EFFECT OF THIS AGREEMENT IS THAT THEY ARE GIVING UP THE RIGHT TO TRIAL BY JURY TO THE EXTENT PERMITTED BY APPLICABLE LAW.

Borrower hereby irrevocably submits to the nonexclusive jurisdiction of the United States District Court and each state court in the City of Atlanta, Georgia for the purposes of all legal proceedings arising out of or relating to this Note.  Borrower irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  Service of process by Lender in connection with such action or proceeding shall be binding on Borrower if sent to Borrower by registered or certified mail at its address specified below.

THIS NOTE AND ANY OTHER DOCUMENTS OR INSTRUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Borrower has caused this Note to be duly executed under seal as of the date first above written.

HIBBETT SPORTS, INC.
By: /s/ Gary Smith
Gary Smith, Chief Financial Officer

Address for Notices to Borrower:
451 Industrial Lane
Birmingham, Alabama 35211
Attention: Chief Financial Officer
Facsimile: 205-912-7293

Address for Notices to Lender:

Bank of America, N.A.
Jacksonville – Credit Services
Attn:  Notice Desk
FL9-100-03-153
9000 Southside Boulevard
3rd Floor
Jacksonville, Florida  32256
Facsimile:  877-254-2975